Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 20, 2005, except for Note 2, as to which the date is November 18, 2005, relating to the consolidated financial statements of Charys Holding Company, Inc. and subsidiaries.

     We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.


/s/ Miller, Ray, Houser & Stewart, LLP

MILLER, RAY, HOUSER & STEWART, LLP
Certified Public Accountants

Atlanta, Georgia
February 16, 2006